Press Release

ACUITY BRANDS TO ACQUIRE JUNO LIGHTING GROUP

ATLANTA, October 29, 2015 - Acuity Brands, Inc. (NYSE: AYI) (“Company”) today announced that it has entered into an agreement to acquire all of the equity interests of Juno Lighting LLC (“Juno Lighting Group”), a leading provider of downlighting and track lighting fixtures for both residential and commercial applications. Juno Lighting Group, a unit of Schneider Electric, serves customers throughout North America, including electrical distributors, lighting showrooms, homecenters, contractors, architects, engineers, lighting designers and commercial facilities. Juno Lighting Group operates manufacturing facilities in Des Plaines, Illinois, and Fishers, Indiana, and generates current annual revenues of approximately $250 million.
Vernon J. Nagel, Chairman, President, and Chief Executive Officer of Acuity Brands, commented, “We are very excited about this strategic opportunity that will allow us to provide customers with an enhanced and broader set of lighting solutions for both residential and commercial applications. Juno Lighting Group is a widely-recognized and well-respected brand in the industry and its product offering is highly complementary, with minimal overlap, to our industry-leading portfolio. We believe the combination of our dynamic businesses and strong leadership teams will provide growth opportunities with key customer sets and benefit our primary sales channel partners in their respective markets. We expect this acquisition will be accretive to our fiscal 2016 earnings while also providing a foundation to enhance the longer-term financial performance of Acuity Brands.”
The terms of the agreement reflect a cash purchase price totaling approximately $385 million, which will be financed utilizing Acuity Brands’ available cash on hand. The acquisition is subject to regulatory approvals and other customary closing conditions. Management anticipates the acquisition will be completed in late calendar 2015.
About Acuity Brands
Acuity Brands, Inc. is a North American market leader and one of the world’s leading providers of indoor and outdoor lighting and energy management solutions. With fiscal year 2015 net sales of $2.7 billion, Acuity Brands employs approximately 8,000 associates and is headquartered in Atlanta, Georgia with operations throughout North America, and in Europe and Asia. The Company’s products and solutions are sold under various brands, including Lithonia Lighting®, Holophane®, Peerless®, Gotham®, Mark Architectural Lighting™, Winona® Lighting, Healthcare Lighting®, Hydrel®, American Electric Lighting®, Carandini®, Antique Street Lamps™, Sunoptics®, RELOC® Wiring Solutions, eldoLED®, Distech Controls®, and Acuity Controls™.
About Juno Lighting Group
Juno Lighting Group is a leading manufacturer of lighting fixtures and related products. Since 1976, we have been serving customers throughout North America, including electrical distributors, lighting showrooms, contractors, architects, engineers, lighting designers and commercial facilities. Juno Lighting Group’s product family includes six stellar brands which includes Juno®, Indy™, AccuLite™, Aculux®, DanaLite and NaviLite®, and over 50,000 items for commercial and residential construction and remodeling. Juno Lighting Group’s products are designed and engineered in the USA and built to exacting standards of quality and performance. In 2014, Juno Lighting Group generated revenues of $230 million and EBITDA of $32 million.
Forward Looking Information
This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as "expects," "believes," "intends," “estimates”, “forecasts,” "anticipates," “may,” “will,” “should,” and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this press release regarding: benefits arising from the acquisition of Juno Lighting Group, including the Company’s ability to provide customers with an enhanced and broader set of lighting solutions for both residential and commercial applications, growth opportunities with key customer sets, benefit for the Company’s primary sales channel partners in their respective markets, and providing a foundation to enhance the longer-term financial performance of Acuity Brands; regulatory approvals and timing of such approvals; and expectations that the acquisition will be completed in late calendar 2015. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of Acuity Brands and management's present expectations or projections. These risks and uncertainties include, but are not limited to, customer and supplier relationships and prices; competition; ability to realize anticipated benefits from initiatives taken and timing of benefits; market demand; litigation and other contingent liabilities; and economic, political, governmental, and technological factors affecting the Company. Please see the other risk factors more fully described in the Company’s SEC filings including risks discussed in Part I, “Item 1a. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended August 31, 2015. The discussion of those risks is specifically incorporated herein by reference. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.
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Company Contact:
Dan Smith
Acuity Brands, Inc.
(404) 853-1423